UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 5, 2018 (April 4, 2018)
Adobe Systems Incorporated
(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
 (b) and (c)
On April 4, 2018, John F. Murphy was appointed to the position of Executive Vice President and Chief Financial Officer of Adobe Systems Incorporated (“Adobe” or the “Company”), effective April 9, 2018 (the “Effective Date”). Mr. Murphy will assume the role from Mark Garrett, who will retire from his position as the Company’s Executive Vice President and Chief Financial Officer on the Effective Date. Mr. Garrett announced his intent to retire in January, as reported in Adobe's Annual Report on Form 10-K filed on January 22, 2018.
Mr. Murphy, age 49, joined Adobe in March 2017 as our Senior Vice President, Chief Accounting Officer and Corporate Controller. Prior to joining Adobe, Mr. Murphy served as Senior Vice President, Chief Accounting Officer and Corporate Controller of Qualcomm Incorporated from September 2014 to March 2017. He previously served as Senior Vice President, Controller and Chief Accounting Officer of DIRECTV Inc. from November 2007 until August 2014, and Vice President and General Auditor of DIRECTV from October 2004 to November 2007. Prior to joining DIRECTV he worked at several global companies, including Experian, Nestle, and Atlantic Richfield (ARCO), in a variety of finance and accounting roles. There has been no arrangement or understanding between Mr. Murphy and any other person pursuant to which Mr. Murphy was selected to this position. Additionally, Mr. Murphy is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.
In his new role, Mr. Murphy will receive a base salary of $575,000 per year and be eligible to receive a bonus payment under the Company’s 2018 Executive Annual Incentive Plan of 100% of his base salary at target. Mr. Murphy will also receive a grant of 22,920 restricted stock units (“RSUs”), which will vest 25% on each of the first, second, third and fourth anniversaries of the Effective Date. The RSUs will be issued under the Company’s 2003 Equity Incentive Plan, as amended (the “Plan”) and will be subject to the terms and conditions of such Plan. He will continue to be eligible to participate in standard Company benefit programs available to similarly situated officers, including: health, vision and dental coverage; executive health benefits; participation in the Company’s 401(k) and non-qualified deferred compensation plans; participation in the Company’s 1997 Employee Stock Purchase Plan, as amended; and Adobe’s charitable contribution matching program.
A copy of our press release announcing the appointment of Mr. Murphy as the Company's Executive Vice President and Chief Financial Officer is attached as Exhibit 99.1 and incorporated herein by reference.
 Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

99.1 Press release issued on April 5, 2018, entitled “Adobe Appoints John Murphy Chief Financial Officer”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: April 5, 2018	By:	/s/ Michael Dillon
Michael Dillon
Executive Vice President, General Counsel & Corporate Secretary